CERTIFICATIONS PURSUANT TO SECTION 906

EX-99.906CERT

CERTIFICATION

R. Jay Gerken, Chief Executive Officer, and Kaprel Ozsolak, Chief Financial Officer of Smith Barney Investment Trust – Smith Barney Intermediate Maturity New York Municipals Fund (the “Registrant”), each certify to the best of his knowledge that:

1.	The Registrant’s periodic report on Form N-CSR for the period ended May 31, 2005 (the “Form N-CSR”) fully complies with the requirements of section 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Chief Executive Officer	Chief Financial Officer
Smith Barney Investment Trust -	Smith Barney Investment Trust -
Smith Barney Intermediate Maturity	Smith Barney Intermediate Maturity
New York Municipals Fund	New York Municipals Fund

/S/ R. JAY GERKEN	/S/ KAPREL OZSOLAK
R. Jay Gerken	Kaprel Ozsolak
Date: August 5, 2005	Date: August 5, 2005

This certification is being furnished to the Securities and Exchange Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR with the Commission.